                                                                      Exhibit 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, CLYDE A. BILLINGS, JR., AND TERESA A. FEHRMAN jointly and each of them severally, his or here true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of its Common Stock, par value $2.50 per share,pursuant to the Agreement and Plan of Merger dated as of October 19, 1994, by and between the Corporation and Peoples Commercial Services Corp. ("Peoples") and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     SIGNATURE                            TITLE                                                              DATE
     ---------                            -----                                                              ----
Ralph Horn                                Chief Executive Officer (principal                         January 30, 1995
- ---------------------------------         executive officer) and a Director
Ralph Horn


Susan Schmidt Bies                        Executive Vice President and                               January 30, 1995
- ---------------------------------         Chief Financial Officer (principal
Susan Schmidt Bies                        financial officer)


James F. Keen                             Senior Vice President and                                  January 30, 1995
- ---------------------------------         Controller (principal
James F. Keen                             accounting officer)


Jack A. Belz                              Director                                                   January 30, 1995
- ---------------------------------
Jack A. Belz


Robert C. Blattberg                       Director                                                   January 30, 1995
- ---------------------------------
Robert C. Blattberg


                                          Director                                                   January    , 1995
- ---------------------------------                                                                            ---
J. R. Hyde, III


Joseph Orgill                             Director                                                   January 30, 1995
- ---------------------------------
Joseph Orgill, III


Richard E. Ray                            Director                                                   January 30, 1995
- --------------------------------
Richard E. Ray


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
Vicki G. Roman                            Director                                                   January 30, 1995
- ---------------------------------
Vicki G. Roman


Michael D. Rose                           Director                                                   January 30, 1995
- ---------------------------------
Michael D. Rose


William B. Sansom                         Director                                                   January 30, 1995
- --------------------------------
William B. Sansom


Gordon P. Street, Jr.                     Director                                                   January 30, 1995
- ---------------------------------
Gordon P. Street


Ronald Terry                              Director                                                   January 30, 1995
- ---------------------------------
Ronald Terry


R. Brad Martin                            Director
- ---------------------------------                                                                    January 30, 1995
R. Brad Martin

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